UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): April 30, 2012

Rowan Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-5491	75-0759420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard Suite 5450 Houston, Texas 77056-6189
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +1 713 621 7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01. Other Events.

Rowan Companies, Inc. (the “Company”) expects the previously approved merger, pursuant to which the Company would become a subsidiary of a newly formed English public limited company to be named Rowan Companies plc, to become effective on May 4, 2012. The Company expects that Class A Ordinary Shares of Rowan Companies plc (“Ordinary Shares”) will be exchanged for shares of common stock of the Company in connection with the merger, and that Ordinary Shares will be listed on the New York Stock Exchange (the “NYSE”) and made eligible for the depository and book-entry transfer services of The Depository Trust Company (“DTC”) under arrangements to be entered into between the Company, and DTC and its related parties. As a result of the listing of our Ordinary Shares on the NYSE, the Company also expects that it would remain eligible for continued inclusion in the S&P 500 Index.

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This document contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the proposed change in corporate structure that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, energy demand, the general economy, including inflation, weather conditions in the Company’s principal operating areas and environmental and other laws and regulations, including changes in tax laws, our ability to implement a Class A Share capital structure, our remaining eligibility for continued inclusion in the S&P 500 Index and whether we achieve the benefits we expect from the proposed change in our corporate structure. Other relevant factors have been and will be disclosed in the Company’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2012

ROWAN COMPANIES, INC.

By:	/s/ William W. Wells
William H. Wells
Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)